Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2021 relating to the financial statements of BlackRock, Inc. appearing in Exhibit 99.1 to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

December 13, 2021